UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 30, 2003


                              TAG-IT PACIFIC, INC.
                 (Exact Name of Company as Specified in Charter)


            Delaware                   1-13669                   95-4654481
(State or Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)             File Number)             Identification No.)


                         21900 Burbank Blvd., Suite 270
                            Woodland Hills, CA 91367

                    (Address of Principal Executive Offices)


                                 (818) 444-4100
                          (Company's Telephone Number)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     On June 2, 2003, Tag-It Pacific, Inc. announced that it had raised approximately $6 million in a private placement transaction with five institutional investors. Pursuant to a securities purchase agreement with these institutional investors, we sold 1,725,000 shares of our common stock at a price per share of $3.50. After commissions and expenses, we received net proceeds of approximately $5.5 million. We have agreed to register the shares issued in the private placement with the Securities and Exchange Commission for resale by the investors.

     A copy of the press release, dated June 2, 2003, published by us announcing the financing, is attached to this report as Exhibit 99.1 and is incorporated herein by this reference.

     Copies of the Securities Purchase Agreement and the Registration Rights Agreement are attached to this report as Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated herein by this reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial statements

          Not applicable.

     (b) Pro forma financial information

          Not applicable.

     (c)  Exhibits

          99.1      Press Release, dated June 2, 2003, issued by the Registrant.

          99.2 Securities Purchase Agreement dated May 23, 2003, by and among the Registrant and the Purchasers identified on the signature pages thereto.

          99.3 Registration Rights Agreement dated May 23, 2003, by and among the Registrant and the Purchasers identified on the signature pages thereto.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 2, 2003                        TAG-IT PACIFIC, INC.


                                    By:        /S/ RONDA SALLMEN
                                             -----------------------------------
                                               Ronda Sallmen
                                               Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------

99.1         Press Release, dated June 2, 2003, issued by the Registrant.

99.2 Securities Purchase Agreement dated May 23, 2003, by and among the Company and the Purchasers identified on the signature pages thereto.

99.3 Registration Rights Agreement dated May 23, 2003, by and among the Company and the Purchasers identified on the signature pages thereto


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